UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — May 21, 2014

ACE Limited

(Exact name of registrant as specified in its charter)

Switzerland	1-11778	98-0091805
(State or other jurisdiction)	(State or other jurisdiction)	(I.R.S. Employer of Incorporation Identification No.)

Bärengasse 32

Zurich, Switzerland CH-8001

(Address of principal executive offices)

Registrant’s telephone number, including area code: +41 (0)43 456 76 00

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 21, 2014, ACE INA Holdings Inc. agreed to sell in a public offering $700 million of 3.35% Senior Notes due 2024. The notes will be fully and unconditionally guaranteed by ACE Limited.

Attached as Exhibits 1.1 and 1.2 are copies of the underwriting agreement and terms agreement relating to such public offering. Attached as Exhibit 4.1 is the form of the notes. Attached as Exhibits 5.1 and 5.2 are certain opinions related to the notes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated as of May 21, 2014, between ACE INA Holdings Inc., ACE Limited and the underwriters named in the related terms agreement

1.2	Terms Agreement, dated as of May 21, 2014, between ACE INA Holdings Inc., ACE Limited and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters

4.1	Form of Global Note for the 3.35% Senior Notes due 2024

5.1	Opinion of Bär & Karrer AG

5.2	Opinion of Mayer Brown LLP

23.1	Consent of Bär & Karrer AG (included in Exhibit 5.1)

23.2	Consent of Mayer Brown LLP (included in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE LIMITED

By:	/s/ Philip V. Bancroft
Name: Philip V. Bancroft
Title: Chief Financial Officer

DATE: May 27, 2014

EXHIBIT INDEX

Number	Description	Method of Filing

1.1	Underwriting Agreement, dated as of May 21, 2014, between ACE INA Holdings Inc., ACE Limited and the underwriters named in the related terms agreement	Furnished herewith

1.2	Terms Agreement, dated as of May 21, 2014, between ACE INA Holdings Inc., ACE Limited and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters	Furnished herewith

4.1	Form of Global Note for the 3.35% Senior Notes due 2024	Furnished herewith

5.1	Opinion of Bär & Karrer AG	Furnished herewith

5.2	Opinion of Mayer Brown LLP	Furnished herewith

23.1	Consent of Bär & Karrer AG	Included in Exhibit 5.1

23.2	Consent of Mayer Brown LLP	Included in Exhibit 5.2